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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form SB-2 of our report dated January 30, 2002 relating to the financial statements of Vertical Health Solutions, Inc. as of December 31, 2001 and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
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Stark Winter Schenkein & Co., LLP
Certified Public Accountants

April 4, 2002
Denver, Colorado